Exhibit 99.1

JDA Investor Relations Contacts:
Kristen L. Magnuson, Executive Vice President & Chief
Financial Officer, JDA Software Group, Inc.
Tel: 480-308-3000
Lawrence Delaney, Jr., The Berlin Group
Tel: 714-734-5000; larry@berlingroup.com

JDA Software Reports Record First Quarter Software Sales
Scottsdale, Ariz. – April 28, 2008 – JDA® Software Group, Inc. (NASDAQ: JDAS) today announced financial results for the first quarter ended March 31, 2008. JDA reported total revenues of $93.9 million and software revenue of $20.0 million for first quarter 2008, compared to total revenues of $90.7 million and software revenue of $17.0 million in first quarter 2007.
          JDA reported adjusted non-GAAP diluted earnings for first quarter 2008 of $0.33 per share, which excluded amortization of acquired software technology and intangibles, restructuring charges and adjustments to acquisition-related reserves and stock-based compensation, as compared to adjusted non-GAAP earnings per share of $0.28 for first quarter 2007, which excluded amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and a gain on the sale of an office facility. The Company reported GAAP net income for first quarter 2008 of $5.4 million or $0.15 per share, as compared to a GAAP net income of $5.4 million or $0.16 per share in first quarter 2007. JDA’s adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was $21.8 million for first quarter 2008, compared to $19.6 million for first quarter 2007.
          “JDA exceeded earnings expectations and closed our strongest first quarter ever for software license deals, which are both major accomplishments and reflect the current strength of our business notwithstanding the present economic environment,” said JDA CEO Hamish Brewer. “While we realized significant competitive wins in every market, our offering was particularly appealing in the Americas as we increased first quarter 2008 software sales by 37% over first quarter 2007 and 10% sequentially over fourth quarter 2007.”
          “Our market-leading planning, optimization and execution solutions are proving to be just the right products at the right time for our target market. While companies are battling slowing top line sales in these uncertain times, our customers are telling us that they want to protect their profit margins by using our solutions to improve efficiencies and squeeze out costs from their inventory, staffing and transportation investments,” added Brewer.
First Quarter 2008 Highlights
•	Jo-Ann Stores, Ace Hardware, DHL Aviation and Katz Group among Significant Q1 2008 Wins: Signing 67 new software license contracts, including five deals that exceeded $1.0 million, JDA achieved its strongest first quarter for software license revenue in the Company’s history. JDA’s worldwide software sales increased by 18% in first quarter 2008 compared to first quarter 2007.
➢	In the Americas, JDA increased software sales by 37% to $13.2 million in first quarter 2008, compared to $9.6 million in first quarter 2007. The regional results include software
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JDA Announces Q1 2008
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transactions with the following customers: Ace Hardware Corporation, Jo-Ann Stores, Inc., Katz Group, Inc., Charming Shoppes, Inc., Academy, Ltd., Republic National Distributing Company, and Modell’s Sporting Goods.
➢	JDA’s EMEA region recorded software sales of $4.7 million in first quarter 2008, compared to $5.4 million in first quarter 2007. New customers based in EMEA include DHL Aviation NV/SA, A.S. Watson, Schuitema NV, Ackermans, a division of Pepkor Retail and TAKKT – AG.

➢	JDA’s Asia Pacific region increased software sales to $2.1 million in first quarter 2008, compared to $2.0 in first quarter 2007. Significant wins in this region include Future Knowledge Services Limited.
▪	Strong Financial Position: JDA ended first quarter 2008 with $109.7 million in cash after paying off an additional $5.6 million of debt, leaving a debt balance of $93.9 million at March 31, 2008. This compares to $95.3 million in cash and $99.6 million in debt at December 31, 2007. DSOs were 79 days at the end of first quarter 2008 as compared to 68 days at the end of fourth quarter 2007 and 89 days at the end of first quarter 2007. Cash flow from operations was $23.1 million in first quarter 2008 compared to $16.0 million in fourth quarter 2007 and $18.4 million in first quarter 2007.

▪	Cutting-edge Advancements in Planning, Optimization and Execution: JDA unveiled highly-specialized capabilities within its JDA Enterprise Planning and JDA Allocation Replenishment solution suites in first quarter 2008 that are particularly relevant for today’s dynamic global market. The new capabilities will optimize business performance by tightly integrating planning with execution, extending supply chain visibility and supporting synchronized, fact-based decisions.
JDA Earnings Conference Call Information
          JDA will host a conference call at 4:45 p.m. Eastern time today to discuss earnings results for its first quarter ended March 31, 2008. To participate in the call, dial 1-800-762-8779 (United States) or 1-480-629-9041 (International) and ask the operator for the “JDA Software Group, Inc. First Quarter 2008 Earnings.” A replay of the conference call will begin Monday, April 28, 2008 at 7:45 p.m. (Eastern) and will end on May 28, 2008 at 11:59 a.m. (Eastern). You can hear the replay by dialing 1-800-406-7325 (United States) or 1-303-590-3030 (International) using the following PIN to access: 3861147.
          To participate in the webcast of the call, visit the following web page at the time of the conference call: http://viavid.net/dce.aspx?sid=00004E0A. A replay of the Web cast will be available approximately five minutes after the conclusion of the event.
About JDA Software Group, Inc.
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          JDA® Software Group, Inc. (NASDAQ: JDAS) is focused on helping companies realize real supply chain and revenue management results – fast. JDA Software delivers integrated merchandising as well as supply chain and revenue management planning, execution and optimization solutions for the consumer-driven supply chain and services industries. Through its industry leading solutions, leading manufacturers, distributors, retailers and services companies around the world are growing their businesses with greater predictability and more profitably. For more information on JDA Software, visit www.jda.com or contact us at info@jda.com or call +1.800.479.7382.

          This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. In this press release there are no explicit forward-looking statements but certain statements, such as Mr. Brewer’s statement that JDA products “are proving to be just the right products at the right time” and his statement that our customers “are telling us that they want to protect their profit margins by using our solutions,” have forward-looking implications The occurrence of future events may involve a number of risks and uncertainties, including, but not limited to: (a) the risk that we may not fully anticipate the impact on our business of negative macroeconomic developments; (b) the difficulty of predicting demand for our software products and services, including the size and timing of individual contracts and our ability to recognize revenue with respect to contracts signed in a given quarter, particularly with respect to our larger customers; and (c) other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. Additional information relating to the uncertainty affecting our business is contained in our filings with the SEC. As a result of these and other risks, actual results may differ materially from those predicted. JDA is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Information
          This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management’s presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.
Use and Economic Substance of Non-GAAP Financial Measures Used by JDA
          The Company uses non-GAAP measures of performance, including adjusted operating income, EBITDA (earnings before interest, taxes, depreciation and amortization) and earnings per share, in its public statements. Management uses, and chooses to disclose, these non-GAAP financial measures because (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help the Company to identify underlying trends in its results of operations; (ii) the Company uses non-GAAP earnings measures, including EBITDA, as a measure of profitability because such measures help the Company compare its performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting. The Company also internally uses adjusted EBITDA measures for determining (a) compliance with certain financial covenants in its credit agreement and (b) executive and employee compensation. Set forth below are additional reasons why specific items are excluded from the Company’s non-GAAP financial measures:
          • Amortization charges for acquired technology are excluded because they result from prior acquisitions, rather than ongoing operations, and absent additional acquisitions, are expected to decline over time.
          • We exclude amortization of intangibles because they are non-cash expenses, and while tangible and intangible assets support our business, we do not believe the related amortization costs are directly attributable to the operating performance of our business.
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          • Restructuring charges and adjustments to acquisition-related reserves are significant non-routine expenses that cannot be predicted and typically relate to a change in our business model or to a change in our estimate of the costs to complete a plan to exist an activity of an acquired company. The exclusion of these charges promotes period-to-period comparisons and transparency. Such charges are primarily related to severance costs and/or the disposition of excess facilities driven by the changes to our business model.
          • Stock-based compensation is not an expense that typically requires or will require cash settlement by the Company.
          • Sales of office facilities are non-routine transactions, not directly related to our core business of selling software and related services and hardware.
Material Limitations (and Compensation thereof) Associated with the Use of Non-GAAP Financial Measures
          Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP results. In the future, the Company expects to continue reporting non-GAAP financial measures excluding items described above and the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above. Accordingly, exclusion of these and other similar items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring.
          Some of the limitations in relying on non-GAAP financial measures are:
          • Amortization of acquired technology and intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.
          • The Company may engage in acquisition transactions in the future. In addition, we incur other restructuring charges from time to time when necessary to adjust our business model. Restructuring related charges may therefore continue to be incurred and should not be viewed as non-recurring.
          • Stock-based compensation is an important component of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future under SFAS 123R.
          • Other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure.
          We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial measures only supplementally. We also provide reconciliations of each non-GAAP financial measure to our most directly comparable GAAP measure, and we encourage investors to review carefully those reconciliations.
Usefulness of Non-GAAP Financial Measures to Investors
          The Company believes that the presentation of these non-GAAP financial measures is warranted for several reasons. First, such non-GAAP financial measures provide investors and management an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. Second, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare the Company’s performance across financial reporting periods.
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JDA SOFTWARE GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts, unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Current Assets:
Cash	$109,718	$95,288
Accounts receivable, net	82,543	74,659
Income tax receivable	—	463
Deferred tax asset	8,274	8,203
Prepaid expenses and other current assets	17,993	15,925

Total current assets	218,528	194,538

Non-Current Assets:
Property and equipment, net	45,555	44,858
Goodwill	134,561	134,561
Other Intangibles, net:
Customer lists	138,688	144,344
Acquired software technology	27,936	29,437
Trademarks	2,593	3,013
Deferred tax asset	62,384	62,029
Other non-current assets	9,740	9,445

Total non-current assets	421,457	427,687

Total Assets	$639,985	$622,225

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,978	$3,559
Accrued expenses and other liabilities	43,984	48,559
Income tax payable	2,270	—
Current portion of long-term debt	1,750	7,027
Deferred revenue	86,491	67,530

Total current liabilities	139,473	126,675

Non-Current Liabilities:
Long-term debt	92,164	92,536
Accrued exit and disposal obligations	11,059	11,797
Liability for uncertain tax positions	5,421	5,421

Total non-current liabilities	108,644	109,754

Total Liabilities	248,117	236,429

Redeemable Preferred Stock	50,000	50,000

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 31,658,681 and 31,378,768 shares, respectively	317	314
Additional paid-in capital	299,921	295,694
Deferred compensation	(6,526)	(3,526)
Retained earnings	58,500	53,144
Accumulated other comprehensive loss	4,743	3,814

	356,955	349,440
Less treasury stock, at cost, 1,268,612 and 1,189,269 shares, respectively	(15,087)	(13,644)

Total stockholders’ equity	341,868	335,796

Total liabilities and stockholders’ equity	$639,985	$622,225

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260

JDA Announces Q1 2008
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JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except earnings per share data, unaudited)

	Three Months Ended
	March 31,
	2008	2007
REVENUES:
Software licenses	$20,036	$17,028
Maintenance services	45,812	44,478

Product revenues	65,848	61,506

Consulting services	25,824	26,749
Reimbursed expenses	2,203	2,462

Service revenues	28,027	29,211

Total revenues	93,875	90,717

COST OF REVENUES:
Cost of software licenses	1,053	465
Amortization of acquired software technology	1,501	1,871
Cost of maintenance services	11,196	11,053

Cost of product revenues	13,750	13,389

Cost of consulting services	19,860	21,274
Reimbursed expenses	2,203	2,462

Cost of service revenues	22,063	23,736

Total cost of revenues	35,813	37,125

GROSS PROFIT	58,062	53,592

OPERATING EXPENSES:
Product development	13,676	13,787
Sales and marketing	16,109	14,808
General and administrative	11,600	10,288
Provision for doubtful accounts	—	288
Amortization of intangibles	6,076	3,963
Restructuring charges and adjustments to acquisition reserves	756	4,044
Gain on sale of office facility	—	(4,128)

Total operating expenses	48,217	43,050

OPERATING INCOME	9,845	10,542

Interest expense and amortization of loan fees	(2,482)	(3,450)
Interest income and other, net	1,297	669

INCOME BEFORE INCOME TAX PROVISION	8,660	7,761

Income tax provision	3,304	2,345

NET INCOME	$5,356	$5,416

BASIC EARNINGS PER SHARE	$.16	$.16

DILUTED EARNINGS PER SHARE	$.15	$.16

SHARES USED TO COMPUTE:
Basic earnings per share	33,924	33,069

Diluted earnings per share	35,085	33,563

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JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Three Months Ended
	March 31,
	2008	2007
NON-GAAP OPERATING INCOME AND ADJUSTED EBITDA

Operating income (GAAP BASIS)	$9,845	$10,542

Adjustments for non-GAAP measures of performance:

Add back amortization of acquired software technology	1,501	1,871
Add back amortization of intangibles	6,076	3,963
Add back restructuring charges and adjustments to acquisition reserves	756	4,044
Add back stock-based compensation	1,182	888
Less gain on sale of office facility	—	(4,128)

Adjusted non-GAAP operating income	19,360	17,180

Add back depreciation	2,478	2,399

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	$21,838	$19,579

NON-GAAP OPERATING INCOME AND AJDUSTED EBITDA, as a percentage of revenue

Operating income (GAAP BASIS)	10%	12%

Adjustments for non-GAAP measures of performance:

Amortization of acquired software technology	2%	2%
Amortization of intangibles	6%	4%
Restructuring charges and adjustments to acquisition reserves	1%	4%
Stock-based compensation	1%	1%
Gain on sale of office facility	—%	(4)%

Adjusted non-GAAP operating income	20%	19%

Depreciation	3%	3%

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	23%	22%

NON-GAAP EARNINGS PER SHARE

Income before income tax provision	$8,660	$7,761

Amortization of acquired software technology	1,501	1,871
Amortization of intangibles	6,076	3,963
Restructuring charges and adjustments to acquisition reserves	756	4,044
Stock-based compensation	1,182	888
Gain on sale of office facility	—	(4,128)

Adjusted income before income taxes	18,175	14,399

Adjusted income tax expense	6,543	5,040

Adjusted net income	$11,632	$9,359

Adjusted non-GAAP diluted earnings per share	$0.33	$0.28

Shares used to compute non-GAAP diluted earnings per share	35,085	33,563

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	Three Months Ended
	March 31,
	2008	2007
CASH FLOW INFORMATION

Net cash provided by operating activities	$23,119	$18,418

Net cash used in investing activities:
Payment of direct costs related to acquisitions	$(1,388)	$(2,305)
Purchase of property and equipment	(2,169)	(2,536)
Proceeds from disposal of property and equipment	69	6,801

	$(3,488)	$1,960

Net cash provided by financing activities:
Issuance of common stock under equity plans	$43	$1,543
Principal payments on term loan agreement	(5,649)	(15,000)
Purchase of treasury stock	(1,443)	(28)
Other, net	5	92

	$(7,044)	$(13,393)

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